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                                                                    Exhibit 99.1
                             VOYAGER PETROLEUM, INC.

                                February 20, 2008

Mr. Charles Santangelo, President
D.A. Stuart Company
4580 Weaver Parkway
Warrenville, IL 60555

         Re:      Sublease of Premises at 600 S. Deacon Street, Detroit,
                  Michigan

Dear Charlie:

         Voyager Petroleum, Inc. ("Voyager") is still in the process of trying to acquire the premises at 600 South Deacon Street, Detroit, Michigan ("Premises"). Voyager is trying to work through some title and access issues. We hope to resolve these issues and close within the next month or so.

         The purpose of this letter is to extend the term of the Sublease between Voyager and D.A. Stuart, pertaining to the Premises. The term of the Sublease shall be extended and shall end on the earliest of (i) March 28, 2008,
(ii) the date upon which Voyager or its affiliate closes on the purchase of the Premises from Deacon Enterprises, Inc. pursuant to the Deacon Purchase Agreement, or (iii) the date on which the Deacon Purchase Agreement terminates without a closing. All other terms and conditions of the Sublease shall remain in full force and effect.

         Please countersign this letter in the space provided below to confirm your agreement. Thank you. Voyager Petroleum, Inc.

                                             By:      /s/ Sebastien C. DuFort
                                                --------------------------------
                                                      Sebastien DuFort
                                                      Its: President
ACCEPTED AND AGREED TO:
D.A. Stuart Company

By:      /s/ Guy Sullaman
   ----------------------------
         Guy Sullaman
         VP- Operations

Dated:   February 22, 2008

              123 East Ogden Avenue-Suite 102A, Hinsdale, IL 60521
                     Tel:(630) 325-7130 Fax:(630) 325-7140

                                 www.voyagerpetroleum.com